Exhibit 23

Consent of Independent Registered Public Accounting Firm

Foot Locker Puerto Rico Savings Plan Administrator:

We consent to the incorporation by reference in the registration statements (No. 333-33120, 333-121515, 333-144044, 333-149803, 333-167066, 333-171523, 333-190680, 333-196899, 333-267044, 333-272007) on Form S-8 of Foot Locker, Inc. of our report dated June 26, 2024, with respect to the financial statements and the supplemental Schedule H, line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2023 of Foot Locker Puerto Rico Savings Plan.

/s/ KPMG LLP

New York, New York
June 26, 2024